Exhibit (14)(a)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 12, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of the Schwab S&P 500 Index Fund and the Schwab Institutional Select S&P 500 Fund, which are also incorporated by reference into the Registration Statement.
We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement, and under the headings “Financial Highlights” in the Prospectus for the Schwab Institutional Select S&P 500 Fund and the Prospectus for the Schwab S&P 500 Index Fund, each dated February 28, 2009, as amended May 5, 2009, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information for the Schwab Institutional Select S&P 500 Fund and the Schwab S&P 500 Index Fund, dated February 28, 2009, as amended March 31, 2009, which are also incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
June 17, 2009